Exhibit (h.2)

Administration and Accounting Services Agreement

EXHIBIT A

THIS EXHIBIT A, amended and restated effective as of December 31, 2012, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of June 30, 2012 between BNY Mellon Investment Servicing (US) Inc. and each investment company listed below.

Fund/Portfolios

Sit Mutual Funds, Inc.

Sit International Growth Fund

Sit Balanced Fund

Sit Developing Markets Growth Fund

Sit Small Cap Growth Fund

Sit Global Dividend Growth Fund

Sit Dividend Growth Fund

Sit Mutual Funds II, Inc.

Sit Tax-Free Income Fund

Sit Minnesota Tax-Free Income Fund

Sit Quality Income Fund

Sit Mid Cap Growth Fund, Inc.

Sit Large Cap Growth Fund, Inc.

Sit U.S. Government Securities Fund, Inc.

SIT MUTUAL FUNDS, INC.

SIT MUTUAL FUNDS II, INC.

SIT MID CAP GROWTH FUND, INC.

SIT LARGE CAP GROWTH FUND, INC.

SIT U.S. GOVERNMENT SECURITIES FUND, INC.

By:
Name:	Paul E. Rasmussen
Title:	Vice President

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:	Jay F. Nusblatt
Title:	Executive Vice President